Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LETTER LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LETTER LOAN AGREEMENT (this “Amendment”) dated as of July 8, 2013 to the Letter Loan Agreement referenced below is by and among DST Systems, Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A. (the “Original Lender”) and the Lenders identified on the signature pages hereto.

W I T N E S S E T H

WHEREAS, a $125 million term loan credit facility has been established in favor of the Borrower pursuant to the terms of that certain Letter Loan Agreement dated as of October 28, 2011 (as amended and restated in its entirety on May 17, 2012, the “Letter Loan Agreement”) among the Borrower and the Lenders identified therein (the “Lenders”);

WHEREAS, the Borrower has requested that the Lenders amend the Letter Loan Agreement to modify certain provisions contained therein; and

WHEREAS, all Lenders have agreed to amend the Letter Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Letter Loan Agreement (including as amended hereby).

2.     Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Letter Loan Agreement is hereby amended as follows:

(a)     Section 1(f)(ii) of the Letter Loan Agreement is amended by deleting the phrase “$25,000,000 over the term of this Agreement” in subsection (x) and it replacing with “$300,000,000 from and after the First Amendment Effective Date”.

(b)     Section 4(b) is hereby amended in its entirety to read as follows:

[Reserved].

(c)     Exhibit A to the Letter Loan Agreement is hereby amended by:

(i) deleting the defined term “Springing Maturity Date”.

(ii) amending the definition of “Maturity Date” in its entirety as follows:

“Maturity Date: October 28, 2013”

(iii) adding the following definition in the appropriate alphabetical order:

“First Amendment Effective Date: July 8, 2013”.

3.     Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions:

(a)     Execution of Counterparts of Amendment. Receipt by the Original Lender of counterparts of this Amendment duly executed by the Borrower and each other Lender; and

(b)     Other Fees and Expenses. The payment by the Borrower of all reasonable expenses relating to this Amendment which are due and payable on the date hereof including all reasonable out of pocket costs and expenses of the Original Lender in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Original Lender.

4.     Representations and Warranties. The Borrower hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Section 3 of the Letter Loan Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (f) no Default or Event of Default exists under the Letter Loan Agreement on and as of the date hereof and after giving effect to this Amendment, or will occur as a result of the transactions contemplated hereby.

5.     No Other Changes; Ratification. Except as expressly modified or waived hereby, all of the terms and provisions of the Letter Loan Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect. The term “this Agreement” or

“Letter Loan Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Letter Loan Agreement as amended by this Amendment. Except as herein specifically agreed, the Letter Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms. This Amendment shall be effective only to the extent specifically set forth herein and shall not (i) be construed as a waiver of any breach or default other than as specifically waived herein nor as a waiver of any breach or default of which the Lenders have not been informed by the Borrower, (ii) affect the right of the Lenders to demand compliance by the Borrower with all terms and conditions of the Letter Loan Agreement in all other instances, (iii) be deemed a waiver of any transaction or future action on the part of the Borrower requiring the Lenders’ or the Required Lenders’ consent or approval under the Letter Loan Agreement, or (iv) be deemed or construed to be a wavier or release of, or a limitation upon, the Lenders’ exercise of any rights or remedies under the Letter Loan Agreement or any other document executed or delivered in connection therewith, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

6.     Counterparts; Facsimile/Email. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

7.     Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

8. Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

DST SYSTEMS, INC.,
a Delaware corporation

By: /s/ Kenneth V. Hager
Name: Kenneth V. Hager
Title: Vice President, CFO & Treasurer

[signature pages continue]

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Sugeet Manchanda Madan
Name: Sugeet Manchanda Madan
Title: Director

BMO HARRIS BANK, N.A.,
as a Lender

By: /s/ Cory A. Miller
Name: Cory A. Miller
Title: Vice President

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